Exhibit 99.1

For Further Information Contact

Harry J. Cynkus

(404) 888-2922

FOR IMMEDIATE RELEASE

ROLLINS, INC. REPORTS FOURTH QUARTER AND

FULL-YEAR FINANCIAL RESULTS

ATLANTA, GEORGIA, February 15, 2006: Rollins, Inc. (NYSE:ROL), a premier North American consumer and commercial services company, today reported revenues for the fourth quarter ended December 31, 2005 grew 6.0% to $194.8 million compared to $183.8 million for the fourth quarter ended December 31, 2004.

The Company recorded net income of $8.9 million or $0.13 per diluted share for the fourth quarter ended December 31, 2005, compared to $13.9 million or $0.20 per diluted share for the fourth quarter ended December 31, 2004. Net income for the fourth quarter of 2004 included gains from the sale of assets, net of taxes, of $6.3 million or $0.09 per diluted share. Adjusted income for fourth quarter 2005 excluding gain on sale of assets was $8.6 million, compared to $7.6 million for fourth quarter 2004, a 13.6% increase.

Rollins’s revenues for full year 2005 grew 6.9% to $802.4 million compared to $750.9 million for full year of 2004. Net income for the twelve months of 2005 grew 4.3% to $54.3 million or $0.78 per diluted share, compared to $52.1 million or $0.74 per diluted share for the twelve months of 2004. Net income for the full year excluding pension curtailment, gain on sale of assets and cumulative effect of change in accounting principle was $51.2 million, or $0.74 per share, compared to net income of $43.7 million for 2004, a 17.2% increase.

Rollins’ balance sheet remains strong with total assets of $438.5 million and stockholders’ equity increasing to $178.5 million. Earlier this year, the Company announced that during the fourth quarter it repurchased 447,907 shares of common stock at a weighted average price of $19.36 per share. Total share repurchases for 2005 totaled 1,652,202 shares at a weighted average price of $18.30 per share.

Commenting on the Company's results, Gary W. Rollins, President and Chief Executive Officer of Rollins, Inc. said, "We are particularly pleased to report that we reached a milestone in 2005, having achieved over $800 million in revenues for the year. We are deeply appreciative of our employees and customers that made this possible. At the same time we recorded our 24th quarter of improved performance.”

Mr. Rollins continued, “The Industrial Fumigant Company, our most recent acquisition is already contributing to our success, and their leadership and expertise will be invaluable to us as we look to further expand our commercial services division.”

Mr. Rollins concluded, “We recognize that there is much to be done in 2006 as we make major investments in our businesses in order to gain more customers and provide them with ever improving pest and termite control services. In 2005 we began several initiatives that will accelerate and help us achieve these goals. As an example this year we will be adding approximately 100 new sales persons over the course of the year. We are optimistic about Rollins prospects and look forward to reporting to you on our progress throughout the year.”

Rollins, Inc. is a premier North American consumer and commercial services company. Through its wholly owned subsidiaries, Orkin, Inc., Western Pest Services, and The Industrial Fumigant Company, the Company provides essential pest control services and protection against termite damage, rodents and insects to approximately 1.7 million customers in the United States, Canada, Mexico and Panama from over 400 locations. You can learn more about our subsidiaries by visiting our Web sites at www.orkin.com, www.westernpest.com, www.indfumco.com and www.rollins.com. You can also find this and other news releases at www.rollins.com by accessing the news releases button.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This release contains statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These include statements regarding the future impact of IFC’s leadership expertise, of our investments in our businesses, and our new sales people, the success of 2005 for the Company and its shareholders. The actual results of the Company could differ materially from those indicated by the forward-looking statements because of various risks and uncertainties, including without limitation, general economic conditions; market risk; changes in industry practices or technologies; the degree of success of the Company’s pest and termite process reforms and pest control selling and treatment methods; the Company’s ability to identify and integrate potential acquisitions; climate and weather trends; competitive factors and pricing practices; expected benefits of the commercial re-engineering project may not be realized, potential increases in labor costs; uncertainties of litigation; and changes in various government laws and regulations, including environmental regulations. All of the foregoing risks and uncertainties are beyond the ability of the Company to control, and in many cases the Company cannot predict the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements. A more detailed discussion of potential risks facing the Company can be found in the Company’s Report on Form 10-K filed with the Securities and Exchange Commission for the year ended December 31, 2004.

ROLLINS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
(In thousands)

At December 31	2005 (Unaudited)	2004
ASSETS		
Cash and Cash Equivalents	$ 43,065	$ 56,737
Trade Receivables Short-Term, Net	47,705	45,469
Materials and Supplies	9,082	8,876
Deferred Income Taxes	27,536	28,355
Other Current Assets	10,599	7,368
Current Assets	137,987	146,805
Equipment and Property, Net	65,932	49,163
Goodwill and Other Intangible Assets	205,584	195,470
Trade Receivables Long-Term, Net	9,368	9,755
Deferred Income Taxes	14,538	13,328
Other Assets	5,123	4,259
Total Assets	$ 438,532	$ 418,780
LIABILITIES		
Accounts Payable	$ 17,204	$ 15,438
Accrued Insurance	17,605	14,963
Accrued Payroll	41,888	38,453
Unearned Revenue	81,207	81,195
Other Current Liabilities	33,587	37,931
Current Liabilities	191,491	187,980
Capital Leases	560	-
Accrued Pension	20,651	10,579
Long-Term Accrued Liabilities	47,358	52,672
Total Liabilities	260,060	251,231
STOCKHOLDERS' EQUITY		
Common Stock	68,011	68,504
Retained Earnings and Other Equity	110,461	99,045
Total Stockholders' Equity	178,472	167,549
Total Liabilities and Stockholders' Equity	$ 438,532	$ 418,780

ROLLINS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
FOR THE FOURTH QUARTER AND TWELVE MONTHS ENDED DECEMBER 31
(In thousands except per share data)

	Fourth Quarter		Twelve Months	
	2005	2004	**2005**	2004
	(Unaudited)	(Unaudited)	**(Unaudited)**	
REVENUES	**$ 194,830**	$ 183,818	**$ 802,417**	$ 750,884
COSTS AND EXPENSES				
Cost of Services Provided	**106,353**	99,749	**421,983**	395,334
Depreciation and Amortization	**6,472**	6,364	**24,280**	23,034
Sales, General and Administrative	**68,570**	65,482	**272,405**	258,893
(Gain)/Loss on Sales of Assets	**(438)**	(10,259)	**(982)**	(24,716)
Pension Curtailment	-	-	**(4,176)**	-
Interest Income	**(278)**	(108)	**(1,583)**	(373)
TOTAL COSTS AND EXPENSES	**180,679**	161,228	**711,927**	652,172
INCOME BEFORE INCOME TAXES	**14,151**	22,590	**90,490**	98,712
PROVISION FOR INCOME TAXES	**5,278**	8,721	**36,196**	40,453
INCOME BEFORE CUMULATIVE EFFECT CHANGE IN ACCOUNTING PRINCIPLE	**8,873**	13,869	**54,294**	58,259
CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE, NET	-	-	-	(6,204)
NET INCOME	**$ 8,873**	$ 13,869	**$ 54,294**	$ 52,055
NET INCOME PER COMMON SHARE-BASIC:				
INCOME BEFORE CUMULATIVE EFFECT CHANGE IN ACCOUNTING PRINCIPLE	**$ 0.13**	$ 0.20	**$ 0.80**	$ 0.85
ACCOUNTING PRINCIPLE, NET	-	-	-	(0.09)
NET INCOME PER COMMON SHARE-BASIC	**$ 0.13**	$ 0.20	**$ 0.80**	$ 0.76
NET INCOME PER COMMON SHARE-DILUTED:				
INCOME BEFORE CUMULATIVE EFFECT CHANGE IN ACCOUNTING PRINCIPLE	**$ 0.13**	$ 0.20	**$ 0.78**	$ 0.83
ACCOUNTING PRINCIPLE, NET	-	-	-	(0.09)
NET INCOME PER COMMON SHARE-DILUTED	**$ 0.13**	$ 0.20	**$ 0.78**	$ 0.74
AVERAGE SHARES OUTSTANDING - BASIC	**67,596**	68,516	**67,898**	68,321
AVERAGE SHARES OUTSTANDING - DILUTED	**69,344**	70,392	**69,775**	70,167

ROLLINS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE TWELVE MONTHS ENDED DECEMBER 31
(In thousands)

	2005 (Unaudited)	2004
Operating Activities		
Net Income	$ 54,294	$ 52,055
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:		
Change in Accounting Principle, Net	-	6,204
Depreciation and Amortization	24,280	23,034
Pension Curtailment	(4,176)	-
Provision for Deferred Income Taxes	3,941	13,078
Other, Net	426	1,938
Gain on Sale of Assets	(982)	(24,716)
(Increase) Decrease in Assets:		
Trade Receivables	4,266	(6,088)
Materials and Supplies	2,385	2,645
Other Current Assets	394	482
Other Non-Current Assets	353	(304)
Increase (Decrease) in Liabilities:		
Accounts Payable and Accrued Expenses	(791)	14,959
Unearned Revenue	13	5,582
Accrued Insurance	(1,029)	(3,703)
Accrual for Termite Contracts	(2,111)	(5,046)
Long-Term Accrued Liabilities	(3,874)	(8,193)
Net Cash Provided by Operating Activities	77,389	71,927
Investing Activities		
Purchases of Equipment and Property	(25,541)	(14,204)
Net Cash Used for Acquisition of Companies	(27,239)	(98,090)
Sales of Marketable Securities, Net	-	21,866
Proceeds From Sale of Assets	754	25,726
Net Cash Used In Investing Activities	(52,026)	(64,702)
Financing Activities		
Dividends Paid	(13,714)	(10,924)
Common Stock Purchased	(30,308)	(937)
Common Stock Options Exercised	3,315	2,015
Other	558	(2,590)
Net Cash Used in Financing Activities	(40,149)	(12,436)
Effect of Exchange Rate Changes on Cash	1,114	2,408
Net Increase/(Decrease) in Cash and Cash Equivalents	(13,672)	(2,803)
Cash and Cash Equivalents at Beginning of Year	56,737	59,540
Cash and Cash Equivalents at End of Period	$ 43,065	$ 56,737

CONFERENCE CALL

Rollins, Inc.

(NYSE: ROL)

Management will hold a conference call to discuss

fourth quarter results on:

Wednesday, February 15, 2006 at:

10:00 a.m. Eastern

9:00 a.m. Central

8:00 a.m. Mountain

7:00 a.m. Pacific

TO PARTICIPATE:

Please dial 800-257-7087 domestic;

303-275-2170 international

at least 5 minutes before start time.

REPLAY: available through February 22, 2006

Please dial 800-405-2236/303-590-3000, Passcode: 11051937

THIS CALL CAN ALSO BE ACCESSED THROUGH THE INTERNET AT

www.viavid.net

Questions?

Contact Janet Jazmin at FRB/Weber Shandwick at 212-827-3777

Or email to jjazmin@financialrelationsboard.com

Reconciliation
Income Before Income Taxes, Adjusted Income and Earnings Per Share,
Excluding Gain on Sale of Assets

	Fourth Quarter			
	2005 (Unaudited)	2004	$B/(W)	%B/(W)
Net Income	**$ 8,873**	**$ 13,869**	**$ (4,996)**	**(36.0) %**
Less:				
Gain on Sale of Assets	275	6,299	(6,024)	
Adjusted Income, Excluding Gain on Sale of Assets	**$ 8,598**	**$ 7,570**	**$ 1,028**	**13.6 %**

Reconciliation
Income Before Income Taxes, Net Income and Earnings Per Share,
Excluding Gain on Sale of Assets, Pension Curtailment and
Cummulative Effect of Change in Accounting Principle

	YTD			
	2005 (Unaudited)	2004	$B/(W)	%B/(W)
Net Income	**$ 54,294**	**$ 52,055**	**$ 2,239**	**4.3 %**
Less:				
Pension Curtailment	4,176	-	4,176	
Gain on Sale of Assets	982	24,716	(23,734)	
Cumulative Effect of Accounting Principle	-	(6,204)	6,204	
Provision for Income Taxes	(2,063)	(10,134)	8,071	
Net Income, Excluding Pension Curtailment, Gain on Sale of Assets and Cummulative Effect of Change in Accounting Principle	**$ 51,199**	**$ 43,677**	**$ 7,522**	**17.2 %**
Earnings Per Share - Diluted	**0.78**	**0.74**	**0.04**	**5.4 %**
Less:				
Pension Curtailment	0.06	-	0.06	
Gain on Sale of Assets	0.01	0.35	(0.34)	
Cumulative Effect of Accounting Principle	-	(0.09)	0.09	
Provision for Income Taxes	(0.03)	(0.14)	0.11	
Earnings Per Share - Diluted, Excluding Pension Curtailment, Gain on Sale of Assets and Cummulative Effect of Change in Accounting Principle	**$ 0.74**	**$ 0.62**	**$ 0.12**	**19.4 %**
Average Shares Outstanding - Diluted	69,775	70,167	(392)